UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement.

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☒	Soliciting Material Pursuant to § 240.14a-12.

ADVISORS SERIES TRUST
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Orinda SkyView Multi-Manager Hedged Equity Fund
Orinda SkyView Macro Opportunities Fund

Upcoming Special Meeting of Shareholders
Frequently Asked Questions

These “Frequently Asked Questions” relate to the upcoming Special Meeting of Shareholders of the Orinda SkyView Multi-Manager Hedged Equity Fund (“Hedged Equity Fund”) and the Orinda SkyView Macro Opportunities Fund (“Macro Opportunities Fund”, collectively the “Funds”). A Proxy Statement containing more complete information about these proposals will be distributed to the Funds’ shareholders in the coming weeks. Please review the Proxy Statement carefully before discussing these proposals with your clients.

Please do not hesitate to contact Orinda Asset Management at (877) 903-1313 with any additional questions.

Questions and Answers

Q.	What are the proposals to be presented to shareholders in the proxy?

A.	The Proxy will present two proposals for consideration by shareholders of each of the Funds. The shareholders of each Fund will be asked to vote on these matters separately. Approval or disapproval of the proposals for one Fund will have no impact on whether the proposals will be approved, or implemented, for the other Fund. The proposals are:

	●		Proposal 1 asks for shareholder approval of an investment advisory agreement by and between the Trust, on behalf of the Funds, and Vivaldi Asset Management, LLC (“Vivaldi”). Shareholders will be asked to approve the engagement of Vivaldi as adviser because Orinda Asset Management LLC (“Orinda”), the Fund’s current investment adviser, has determined to resign as investment adviser to the Funds.

	●		Proposal 2 asks shareholders to approve the continued use by the Funds of the “manager of managers” structure currently in place, but with Vivaldi as the new adviser. Under the “manager of managers” structure, Vivaldi and the Trust, on behalf of the Funds, would be able to enter into, and materially amend, sub-advisory agreements with any unaffiliated sub-advisers retained by Vivaldi and the Trust to sub-advise the Funds without obtaining shareholder approval.

Q.	What are the potential benefits to shareholders if the proposals are approved?

A.	Lower Fund Fees
	●		Management fee will be reduced from 1.96% to 1.75%.
	●		Overall expense caps will be reduced
		o	Hedged Equity Fund: Class I - 2.15%, Class A - 2.45%
		o	Macro Opportunities Fund: Class I - 2.25%, Class A - 2.55%

FOR USE ONLY WITH FINANCIAL ADVISERS AND INTERMEDIARARIES NOT FOR INSPECTION BY, DISTRIBUTION OR QUOTATION TO, THE GENERAL PUBLIC

Enhanced focus on servicing and distribution - Orinda will continue to remain deeply involved in the Funds and will be engaged to provide certain services to both current and future shareholders of the Funds pursuant to an Investor Services Agreement with Vivaldi and the Funds.  In addition, Orinda will assist Vivaldi with marketing and distributing the Funds and will continue to work directly with financial advisors.  We believe that the two firms working together have a greater potential to grow fund assets due to the resources devoted to the distribution of mutual funds and the market relationships each firm contributes.

The experience and resources of Vivaldi – As described in the upcoming proxy statement, Orinda recommended Vivaldi, in part, due to the expertise and experience of its investment team, including the teams experience in niche markets and alternative investment strategies and their  history of investing in and performing due diligence on alternative managers.  Orinda believes that this experience could provide shareholders the benefit of an expanded breadth of knowledge and a wider range of investment strategies to be utilized to meet the Funds’ investment objectives.

Q.	When will the change in adviser take place?
A.
Even if shareholders approve the proposals, the Trust and Vivaldi will still need to obtain certain relief from the Securities and Exchange Commission to permit the Funds to use the manager of managers structure with Vivaldi as adviser.  The Trust currently has this relief with Orinda acting as adviser.  While there can be no assurance if and when this relief will be granted, we do not expect there to be a problem obtaining this relief and we are hopeful to obtain the relief in the coming months.  Until that time, Orinda will continue to act as adviser.

Q.	Is Vivaldi Asset Management an investment adviser to any other mutual funds or private investment fund products?
A.	Yes. Vivaldi is currently the investment adviser to the Infinity Core Alternative Fund. In addition, they are general partner to an institutional hedged fund of funds limited partnership.
Q.	How will the Hedged Equity and Macro Funds be marketed in the future? Will the Funds’ ticker symbols or CUSIP numbers change?
A.	Orinda will continue to work directly with financial advisors in the distribution of these mutual funds. The Ticker symbols and Cusip numbers will remain the same.
Q.	Will the name of the Funds change?
A.	Yes. The name of the Funds will be changed to Vivaldi Orinda Hedged Equity Fund and Vivaldi Orinda Macro Opportunities Fund.
Q.	Are there adverse tax consequences to this transaction?
A.	No.
Q.	Will the Board of Trustees to the Funds continue to be the same?
A.	Yes.

FOR USE ONLY WITH FINANCIAL ADVISERS AND INTERMEDIARARIES NOT FOR INSPECTION BY, DISTRIBUTION OR QUOTATION TO, THE GENERAL PUBLIC

Q.	Will U.S. Bancorp Fund Services, LLC continue as the Transfer Agent?
A.	Yes.
Q.	Does the change in adviser for the Funds affect the Orinda Income Opportunities Fund?
A.	No. Orinda Asset Management will continue to be the investment adviser for this fund.
About Orinda Asset Management

Orinda Asset Management, LLC is an independent investment management firm that specializes in offering alternative investment strategies in a mutual fund format to the professional investment adviser community.

About Vivaldi Asset Management

Vivaldi Asset Management, LLC is a Chicago based SEC registered investment advisory firm specializing in alternative investments and constructing fixed income portfolios for high net worth individuals, family offices and small institutions.

THE ABOVE IS NOT A SOLICITATION FOR VOTES AT THE UPCOMING SPECIAL MEETING. A SOLICITATION CAN ONLY BE MADE BY A PROXY STATEMENT.  THE PROXY STATEMENT IS EXPECTED TO BE AVAILABLE IN THE NEXT FEW WEEKS AND WILL BE SENT TO SHAREHOLDERS. THE PROXY STATEMENT WILL ALSO BE AVAILABLE FREE OF CHARGE FROM THE TRUST BY CONTACTING THE TRUST TOLL-FREE AT 1-877-864-5059, MONDAY THROUGH FRIDAY FROM 9 a.m. UNTIL 9 p.m., EASTERN TIME OR AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AS WWW.SEC.GOV.  THE PROXY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING AND SHAREHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE VOTING ON THE PROPOSALS.

FOR USE ONLY WITH FINANCIAL ADVISERS AND INTERMEDIARARIES NOT FOR INSPECTION BY, DISTRIBUTION OR QUOTATION TO, THE GENERAL PUBLIC